                                                                     Exhibit 4.3
                                   JPAL, INC.

                       8 1/2% CONVERTIBLE PROMISSORY NOTE

THIS NOTE HAS NOT BEEN  REGISTERED  UNDER THE SECURITIES ACT OF 1933, AS AMENDED
("ACT"),  OR  UNDER  ANY  STATE  SECURITIES  LAW AND MAY NOT BE  PLEDGED,  SOLD,
ASSIGNED OR  TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE  REGISTRATION  STATEMENT
WITH RESPECT THERETO UNDER THE ACT AND ANY APPLICABLE  STATE  SECURITIES LAW, OR
UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL,  SATISFACTORY TO THE COMPANY,
THAT SUCH REGISTRATION IS NOT REQUIRED.

$[___________]                                                   [_______], 2002

FOR VALUE RECEIVED,  JPAL, INC., a Nevada corporation  ("Company"),  promises to pay to the order of  [____________]  (the  "Holder"),  on December 31, 2003, the
principal amount of $[__________], in such coin or currency of the United States of America as at the time of payment  shall be legal  tender for the  payment of public or private  debts,  together with interest on the unpaid  balance of said principal amount from time to time outstanding at the rate of eight and one-half
(8 1/2%)  percent  per annum  without  compounding.  Payments of  principal  and interest are to be made at the address of the Holder designated above or at such other place as the Holder  shall have  notified  the Company in writing at least five (5) days before such payment is due.

            1.  Events  of  Default.  (a)  Upon  the  occurrence  of  any of the following events (herein called "Events of Default"):

                (i) The Company  shall fail to pay the  principal of or interest on this Note on the Maturity Date;

                (ii) (A) The Company  shall  commence  any  proceeding  or other
            action  relating  to  it  in  bankruptcy  or  seek   reorganization,
            arrangement,  readjustment of its debts, receivership,  dissolution, liquidation,  winding-up,  composition or any other relief under any bankruptcy  law,  or under  any  other  insolvency,  reorganization, liquidation,  dissolution, arrangement, composition, readjustment of debt or any other similar act or law, of any jurisdiction,  domestic or foreign,  now or  hereafter  existing;  or (B) the Company  shall admit the  material  allegations  of any  petition  or  pleading  in connection with any such proceeding;  or (C) the Company shall apply for,  or consent or  acquiesce  to, the  appointment  of a receiver, conservator,  trustee  or  similar  officer  for it or for  all or a substantial  part of its  property;  or (D) the Company shall make a general assignment for the benefit of creditors;

                (iii) (A) The  commencement  of any proceedings or the taking of any other  action  against  the  Company  in  bankruptcy  or seeking reorganization, arrangement, readjustment of its debts, liquidation, dissolution, arrangement, composition, or any other relief under any bankruptcy law or any other similar act or law of any  jurisdiction, domestic or foreign,  now or hereafter  existing and the continuance of any of such events for forty-five (45) days undismissed, unbonded or undischarged; or (B) the appointment of a receiver,  conservator, trustee or similar  officer for the Company for any of its  property and the  continuance of any of such events for forty-five  (45) days undismissed,  unbonded  or  undischarged;  or (C) the  issuance of a warrant of attachment,  execution or similar  process against any of the  property of the Company and the  continuance  of such event for forty-five (45) days undismissed, unbonded and undischarged;

                (iv)  The  Company   shall  fail  to  comply  with  any  of  its
            obligations under this Note;

                (v) The Company shall  default with respect to any  indebtedness for  borrowed  money  (other than under this Note) if either (a) the effect  of  such  default  is to  accelerate  the  maturity  of such indebtedness  (giving effect to any applicable grace periods) or (b)
            the  holder  of such  indebtedness  declares  the  Company  to be in default (giving effect to any applicable grace periods); or

                (vi) Any  judgment  or  judgments  against  the  Company  or any attachment,  levy or execution against any of its properties for any amount in excess of $150,000 in the aggregate  shall remain  unpaid, or shall not be  released,  discharged,  dismissed,  stayed or fully bonded  for a period of thirty  (30) days or more  after its  entry, issue or levy, as the case may be;

then,  and in any such event,  the Holder,  at the  Holder's  option and without written notice to the Company,  declare the entire principal amount of this Note then outstanding  together with accrued unpaid interest thereon  immediately due and payable,  and the same shall  forthwith  become  immediately due and payable without presentment,  demand, protest, or other notice of any kind, all of which are  expressly  waived.  The Events of Default  listed herein are solely for the purpose of  protecting  the interests of the Holder of this Note. If the Note is not paid in full upon acceleration,  as required above, interest shall accrue on the  outstanding  principal  of and  interest  on this Note from the date of the
Event of Default up to and  including the date of payment at a rate equal to the lesser of twelve (12%) percent per annum or the maximum  interest rate permitted by applicable law.

            (b) Non-Waiver and Other Remedies.  No course of dealing or delay on the part of the  Holder of this Note in  exercising  any right  hereunder  shall operate as a waiver or otherwise prejudice the right of the Holder of this Note.
No remedy  conferred  hereby shall be exclusive of any other remedy  referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

            (c) Collection  Costs;  Attorney's  Fees. In the case of an Event of
Default, if this Note is turned over to an attorney for collection,  the Company
agrees  to  pay  all  reasonable  costs  of  collection,   including  reasonable
attorney's  fees and expenses  and all  out-of-pocket  expenses  incurred by the
Holder in connection  with such  collection  efforts,  which amounts may, at the
Holder's option, be added to the principal hereof.

            2. Obligation to Pay Principal and Interest; Covenants. No provision of this Note  shall  alter or impair the  obligation  of the  Company,  which is absolute and unconditional, to pay the principal of and interest on this Note at the place,  at the respective  times,  at the rates,  and in the currency herein prescribed.

            3. Covenants.
               ----------

            3.1 Affirmative  Covenants.  The Company  covenants and agrees that, while this Note is outstanding, it shall:

            (a)  Pay and  discharge  all  taxes,  assessments  and  governmental charges or levies  imposed upon it or upon its income and  profits,  or upon any properties  belonging  to it  before  the same  shall be in  default;  provided, however, that the Company shall not be required to pay any such tax, assessment, charge or levy which is being contested in good faith by proper  proceedings and adequate  reserves  for the  accrual  of same  are  maintained  if  required  by generally accepted accounting principles;

            (b)  Preserve  its  corporate  existence  and  continue to engage in business of the same general type as conducted as of the date hereof;

            (c) Comply in all  respects  with all  statutes,  laws,  ordinances, orders, judgments, decrees, injunctions, rules, regulations,  permits, licenses, authorizations and requirements  ("Requirement(s)")  of all governmental bodies, departments, commissions, boards, companies or associates insuring the premises, courts, authorities, officials, or officers, which are applicable to the Company or its property;  except wherein the failure to comply would not have a material adverse affect on the Company or its property;  provided that nothing  contained herein shall prevent the Company from contesting the validity or the application of any Requirements.

            3.2 Negative Covenants.  The Company covenants and agrees that while this Note is outstanding it will not directly or indirectly:

            (a) Declare or pay cash dividends;

            (b) Sell,  transfer or dispose  of, any of its assets  other than in the ordinary course of its business and for fair value;

            (c) Purchase,  redeem,  retire or otherwise acquire for value any of its membership interests now or hereafter outstanding; or

            (d) Make any  payment to an  "affiliate"  as that term is defined in the Securities  Exchange Act of 1934 unless such payment is made in the ordinary course  of  business  or  consistent  with  past  practices  or  pursuant  to an employment agreement.

            4. Conversion.
               ----------

            (a) For a period of six (6) months following the consummation of the transactions  contemplated by the Contribution Agreement (as defined below), the outstanding  principal  balance of this Note and  accrued  and  unpaid  interest thereon  may,  at the option of the  Holder,  be  converted  into  shares of the
Company's  common stock (the  "Securities")  at a conversion  price of $1.90 per share (subject to adjustment hereafter for all stock splits, combinations, stock dividends, recapitalization and the like on the Company's common stock).

            (b) Upon  conversion  of this Note under  Section  4(a),  the Holder shall  surrender  this Note to the Company or its  transfer  agent.  The Company shall not be obligated to issue certificates  evidencing the Securities issuable upon such conversion  unless the Note is either  delivered to the Company or its transfer  agent,  or Holder notifies the Company or its transfer agent that such
Note has been lost,  stolen or destroyed and executes an agreement  satisfactory to the  Company  to  indemnify  the  Company  from  any loss  incurred  by it in connection with such Note. The Company shall, as soon as practicable  after such delivery,  or such  agreement  and  indemnification,  issue and  deliver to such
Holder,  a certificate or certificates  for the Securities to which Holder shall be  entitled  and a check  payable to Holder in the  amount of any cash  amounts payable as the result of a conversion into fractional shares of the Securities.

            5.  Prepayments.  Capitalized  terms used in this  Section 5 but not otherwise  defined in this Note shall be given the meaning  ascribed  thereto in the Amended Contribution Agreement executed by and among the Company,  Essential
Reality,  LLC  and  the  members  thereof,  dated  as of  April  24,  2002  (the
"Contribution  Agreement").  This Note is one of the Bridge Notes and the Holder
acknowledges  and agrees that the  prepayment  of any  principal and interest on this Note shall be pari passu in right of payment to the other Bridge Notes.  In the event the Holder  receives  payments  in excess of its pro rata share of the
Company's  prepayments of the Bridge Notes,  then the Holder shall hold in trust all such excess  payments  for the  benefit of the  holders of the other  Bridge
Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

            5.1  Mandatory  Prepayment.  To the  extent  this  Note has not been converted  pursuant  to  Section  4  above,  subject  to  Closing,  the  Company undertakes to prepay this Note, in the following manner:

                (i) At Closing, principal plus a proportionate amount of accrued interest  equal to 15% of all  cash  amounts  raised  in the  Private  Placement between  $4,000,000 and  $6,250,000,  provided,  however,  that if $6,250,000 or greater is raised,  then such  prepayment  amount  shall equal an  aggregate  of
$500,000.

                (ii) 15 days  following  each of the four  calendar  quarters in
2003,  principal  plus a  proportionate  amount  of  accrued  interest  equal to
$100,000.

                (iii)  50% of the  proceeds  received  by the  Company  from the exercise of any Bridge Warrants, within 15 days of receipt by the Company.

                (iv) For any proceeds raised by issuance of securities that were deemed equity at time of issuance:

                   A. In the year 2002.  15% of the net proceeds  received  from the sale of such equity  above  $10,000,000  (including  proceeds  raised in the
Private  Placement)  shall become  immediately due and payable within 15 days of receipt thereof by the Company, subject to a maximum of up to $700,000; and

                   B. In the year 2003.  20% of the net proceeds  received  from the sale of any such equity shall become  immediately  due and payable within 15 days of receipt  thereof  by the  Company,  subject  to a maximum  of  $700,000, provided,  that in the  event the  aggregate  principal  amount of Bridge  Loans remaining outstanding at the time such equity is raised shall exceed $1,000,000, then the maximum  amount due and payable  within  fifteen days of receipt by the
Company shall be $900,000.

            Anything to the contrary in this Section 5.1(iv) notwithstanding, if at any time during either 2002 or 2003 the equity raised from unrelated sales is
$1,000,000 or less and the  investor(s)  in each such  unrelated sale objects to the repayment of the Bridge Loans,  then no such  repayment  shall be made.  For purposes of  calculating  the proceeds  received and amounts raised set forth in this Section  5.1(iv):  (A) any non-cash  investment,  or (B) any amounts raised from strategic  investors that are either (1) earmarked for specific use, or (2)
received in connection  with actual or anticipated  other  relationship(s)  with such  investor(s)  that  exist(s)  or may  exist,  shall not be  counted in such calculation.

                (v) Within 45 days  following the end of each  calendar  quarter
(except 90 days with respect to the last quarter in a year) beginning on October
1, 2002,  35% of any Excess Cash  greater  than  $2,000,000,  up to a maximum of
$200,000  (in  addition  to amounts  received  under  clause  (ii) above) in any quarter,  where  "Excess Cash" means any cash on the books of the Company at the end of a quarter that is not  restricted  by an agreement or covenant  providing for such restriction minus any equity and/or debt raised during such quarter.

            For  purposes of this  Section 5.1, in no event may the amounts paid be greater than the amounts owed to the Bridge Note  holders.  In addition;  (i)
all payments to be made under this Section 5.1 are subordinate to obligations to financing sources, and may be subject to restrictive covenants imposed by either trade or secured  creditors,  and (ii) the holders of the notes representing the
Bridge  Loans have agreed not to take any action on the  prepayment  obligations until any such restrictive covenants are eliminated or terminated. To the extent that a cash  payment  is not made  when  due,  all  unpaid  amounts  not paid at maturity shall earn interest at a rate of 12% per annum.

            5.2 Optional Prepayment.  This Note may be prepaid by the Company at any time in whole or in part without penalty or premium,  but with at least five
(5) days notice to the Holder.  Interest shall accrue to and include the date on which the prepayment is made.

            6. Required Consent.  The Company may not modify any of the terms of this Note without the prior written consent of the Holder.

            7.  Lost  Documents.   Upon  receipt  by  the  Company  of  evidence
satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (in the case of loss,  theft or  destruction)  of indemnity  satisfactory  to it,  and upon  reimbursement  to the  Company of all reasonable expenses  incidental thereto,  and upon surrender and cancellation of such Note, if mutilated,  the Company will make and deliver in lieu of such Note a new  Note of like  tenor  and  unpaid  principal  amount  and  dated as of the original date of the Note.

            8.  Miscellaneous.
                -------------

            8.1  Benefit.  This  Note  shall be  binding  upon and  inure to the benefit of the parties  hereto and their legal  representatives,  successors and assigns.

            8.2 Notices and Addresses. All notices, offers,  acceptances and any other acts under this Note (except  payment)  shall be in writing,  and shall be sufficiently  given if delivered to the addressee in person,  by Federal Express or similar  receipted  delivery,  by facsimile  delivery or, if mailed,  postage prepaid, by certified mail, return receipt requested, as follows:

            To Holder:            _____________________
                                  _____________________
                                  _____________________

        To the Company
        (following the Closing):        Essential Reality, Inc.
                                        49 West 27th Street
                                        New York, New York 10001
                                        Attn:  General Counsel
                                        Fax:  (212) 244-9550

        In either case with copies to:  Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                        505 Park Avenue
                                        New York, New York 10002
                                        Attn:  Steven Wolosky, Esq.
                                        Fax:  (212) 755-1467

or to such other  address as any of them,  by notice to the others may designate from time to time.  Time shall be counted  to, or from,  as the case may be, the delivery in person or five (5) business days after mailing.

            8.3 Governing Law. This Note and any dispute, disagreement, or issue of  construction  or  interpretation  arising  hereunder  hether relating to its execution,  its validity,  the obligations provided therein or performance shall be governed  and  interpreted  according to the law of the State of New York and agrees that service of process  upon it mailed by certified  mail to its address shall be deemed in every  respect  effective  service of process  upon it in any such suit, action or proceeding.

            8.4 Binding Effect; Assignment. This Note and the various rights and obligations  arising hereunder shall inure to the benefit of and be binding upon the  parties  hereto and their  respective  successors  and  permitted  assigns.
Neither  this Note nor any of the rights,  interests  or  obligations  hereunder shall be  transferred  or assigned (by  operation of law or otherwise) by any of the parties  hereto  without the prior written  consent of the other party.  Any transfer or assignment of any of the rights,  interests or obligations hereunder in violation of the terms hereof shall be void and of no force or effect.

            8.5 Jurisdiction  and Venue.  Each of the Holder and the Company (i)
agree that any legal suit,  action or  proceeding  arising out of or relating to this Note  shall be  instituted  exclusively  in the  courts of the State of New
York,  (ii)  waive  any  objection  to the  venue of any such  suit,  action  or proceeding  and the right to assert that such forum is not a  convenient  forum, and (iii) irrevocably  consent to the jurisdiction of the courts of the State of
New York in any such suit, action or proceeding, and further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or  proceeding  in the  courts  of the  State of New York and agree  that service  of  process  upon them  mailed by  certified  mail to their  respective addresses  shall be deemed in every  respect  effective  service of process upon them in any such suit, action or proceeding.

            8.6 Section Headings. Section headings herein have been inserted for reference  only and shall not be deemed  to limit or  otherwise  affect,  in any matter,  or be  deemed  to  interpret  in whole  or in part any of the  terms or provisions of this Note.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                                  JPAL, INC.

                                                  By: __________________________
                                                      Name:  Frank Drechsler
                                                      Title:  President